AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION

AGREEMENT

AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION AGREEMENT dated as of January 28, 2008, among Frederick’s of Hollywood Group Inc., a New York corporation (“Group”), the subsidiaries of Group listed on Schedule I hereto (together with Group, each, an “Obligor” and collectively, the “Obligors”), the lenders party to the Subordinated Loan Agreement (as hereinafter defined), Fursa Alternative Strategies LLC (formerly known as Mellon HVB Alternative Strategies LLC), as agent and collateral agent for such lenders party to the Subordinated Loan Agreement (the “Subordinated Agent”; together with the lenders party to the Subordinated Loan Agreement, each a “Subordinated Creditor” and collectively, the “Subordinated Creditors”), and Wells Fargo Retail Finance II, LLC, a Delaware limited liability company (formerly known as Wells Fargo Retail Finance, LLC), as arranger and agent for the Lenders referred to below (in such capacity, the “Agent”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, FOH Holdings, Inc., a Delaware corporation (the “Parent”), Frederick’s of Hollywood, Inc., a Delaware corporation (“Frederick’s”), Frederick’s of Hollywood Stores, Inc., a Nevada corporation (“Stores”), Hollywood Mail Order, LLC, a Nevada limited liability company (“Mail Order”), the lenders party thereto and the Agent entered into a Financing Agreement, dated as of January 7, 2003 (as heretofore amended, the “Existing Financing Agreement”), pursuant to which the lenders party thereto agreed to make revolving credit loans to, and arrange for the issuance of letters of credit for the account of, certain of the Obligors, and certain other Obligors guaranteed the payment of all obligations of Frederick’s, the Parent, Stores and Mail Order under, inter alia, the Existing Financing Agreement;

WHEREAS, Frederick’s, the Parent, certain other Obligors, Calyon (formerly known as Credit Agricole Indosuez), as agent for the lenders, Indosuez Capital Funding IIA, Limited, ML CLO XV Pilgrim America (Cayman), Ltd., Smoky River CDO, L.P., and Fursa Master Rediscovered Opportunities Fund, L.P. (formerly known as Mellon HBV Master Rediscovered Opportunities Fund, L.P.) (the preceding six entities, collectively, the “Predecessor Subordinated Creditors”), entered into a Tranche A, Tranche B and Tranche C Term Loan Agreement, dated as of January 7, 2003 (the “Original Subordinated Loan Agreement”), pursuant to which the Predecessor Subordinated Creditors made a term loan to Frederick’s and converted certain prepetition claims against Frederick’s into term loans to Frederick’s;

WHEREAS, the Parent, the subsidiaries of the Parent, listed on Schedule I thereto and the Predecessor Subordinated Creditors entered into an Intercreditor and Subordination Agreement, dated as of January 7, 2003 (as heretofore amended, the “Existing Subordination Agreement”), pursuant to which all indebtedness and other liabilities of the Obligors (other than Group) from time to time existing in favor of the Subordinated Creditors have been subordinated to the prior payment in full of all of the obligations of such Obligors from time to time existing under, inter alia, the Existing Financing Agreement, and to all security interests and other liens securing such obligations;

WHEREAS, by Assignment and Assumption Agreements dated March 3, 2005, between the Predecessor Subordinated Creditors (excluding Fursa Master Rediscovered Opportunities Fund, L.P.) and Fursa SPV LLC (formerly known as Mellon HBV SPV LLC), Fursa SPV LLC acquired the rights and obligations of such Predecessor Subordinated Creditors under the Original Subordinated Loan Agreement;

WHEREAS, by Instrument of Resignation, Appointment and Acceptance, dated as of March 24, 2005, Subordinated Agent accepted appointment as agent and collateral agent under the Original Subordinated Loan Agreement;

WHEREAS, Fursa SPV LLC assigned its rights and obligations under the Existing Subordinated Loan Agreement to the Subordinated Creditors and the Subordinated Creditors became bound by the terms and provisions of the Existing Subordination Agreement;

WHEREAS, the Original Subordinated Loan Agreement was amended and restated in its entirety as set forth in that certain Amended and Restated Tranche A/B and Tranche C Term Loan Agreement, dated as of June 30, 2005, among the Subordinated Creditors and certain of the Obligors (as amended by Amendment No. 1 to Tranche A/B and Tranche C Term Loan Agreement, dated July 20, 2005, and Amendment No. 2 to Tranche A/B and Tranche C Term Loan Agreement, dated November 23, 2005, the “Existing Subordinated Loan Agreement”).

WHEREAS, on the date hereof $99,999.99 in unpaid principal of the Tranche A/B Term Loan payable to the Subordinated Creditors pursuant to the Existing Subordinated Loan Agreement shall be repaid, and the balance of the Tranche A/B Term Loan, together with all accrued and unpaid interest thereunder shall be converted into the Preferred Equity Interests (as hereinafter defined), and contemporaneously therewith the terms and provisions of the Existing Subordinated Loan Agreement shall be amended to, among other things, reflect such conversion and extend the maturity date of the Tranche C Term Loan payable to the Subordinated Creditors pursuant to the Existing Subordinated Loan Agreement to July 28, 2012 as set forth in that certain Amendment No. 3 to Tranche A/B and Tranche C Term Loan Agreement, by and among the Obligors and the Subordinated Creditors (as so amended, the “Subordinated Loan Agreement”);

WHEREAS, on the date hereof the terms and provisions of the Existing Financing Agreement shall be amended and restated (the “Restatement”) in their entirety as set forth in that certain Amended and Restated Financing Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among the Agent, the lenders from time to time party thereto (the “Lenders”), the Parent, Frederick’s, Stores, Mail Order and Group;

WHEREAS, it is a condition precedent to the effectiveness of the Restatement that Group join as a party to the Existing Subordination Agreement and that contemporaneously therewith the terms and provisions of the Existing Subordination Agreement be amended and restated in their entirety to subordinate all indebtedness and other liabilities of the Obligors from time to time existing in favor of the Subordinated Creditors, including with respect to the Preferred Equity (as hereinafter defined), to the prior payment in full of all of the Obligations (as defined in the Financing Agreement) of the Obligors from time to time existing under the Financing Agreement in favor of the Lender Group (as defined in the Financing Agreement) and to all security interests and other liens securing such Obligations, in accordance with the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Group to make and maintain the Revolving Loans and to provide any Letter of Credit or Letter of Credit Guaranty, (x) each party to the Existing Subordination Agreement hereby agrees that the Existing Subordination Agreement is hereby amended and restated in its entirety as follows and (y) each party hereto hereby agrees as follows:

SECTION 1. Definitions.

(a) Reference is hereby made to the Financing Agreement for a statement of the terms thereof. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Financing Agreement or, if such term is not defined in the Financing Agreement, in that certain Security Agreement, dated as of January 7, 2003, as amended, restated, supplemented or otherwise modified from time to time, by the Parent, Frederick’s, Stores and Mail Order in favor of the Agent.

(b) In addition, as used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Accounts” means all of each of the Obligor’s now owned or hereafter acquired right, title, and interest with respect to “accounts” (as that term is defined in the Uniform Commercial Code), and any and all supporting obligations in respect thereof.

“Agent” has the meaning set forth in the introductory paragraph hereto.

“Collateral” means all of each Obligor’s presently existing and hereafter acquired personal property, fixtures and real property, wherever located and whether now owned or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, all Accounts; all Chattel Paper (whether tangible or electronic); all Commercial Tort Claims; all Deposit Accounts, all cash, and all other property from time to time deposited therein and the monies and property in the possession or under the control of the Agent, any Lender or any Subordinated Creditor or any affiliate, representative, agent or correspondent of the Agent, such Lender or such Subordinated Creditor; all Documents; all Equipment; all General Intangibles (including, without limitation, Payment Intangibles); all Goods; all Instruments; (including, without limitation, Promissory Notes); all Inventory; all Investment Property; all Negotiable Collateral; all Real Property and leases for Real Property; all Intellectual Property and all Licenses; all Letter-of-Credit Rights and Supporting Obligations; all other tangible and intangible personal property of such Obligor (whether or not subject to the Code), including, without limitation, the Website Collateral, all bank and other accounts and all cash and all investments therein, all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Obligor described in the preceding clauses of this definition (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Obligor in respect of any of the items listed above), and all Books, correspondence, files and other Records, including, without limitation, all tapes, desks, cards, Software, data and computer programs in the possession or under the control of such Obligor or any other Person from time to time acting for such Obligor that at any time evidence or contain information relating to any of the property described in the preceding clauses of this definition or are otherwise necessary or helpful in the collection or realization thereof; and all Proceeds, including all Cash Proceeds and Noncash Proceeds, and products of any and all of the foregoing Collateral; in each case, howsoever such Obligor’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

“Creditor” means the Agent, the Lenders and the Subordinated Creditors.

“Document” means a Senior Document or a Subordinated Document.

“Enforcement Action” means any action by any Creditor to enforce payment or performance by any Obligor of any of its Senior Obligations or Subordinated Obligations, including, without limitation, any of the following:

(a) the acceleration of the maturity of all or any part of any Indebtedness of any Obligor;

(b) the giving of any notice by any Subordinated Creditor to an Obligor following the occurrence of an “Event of Default” (as defined in the Subordinated Loan Agreement), the taking of any action with any Governmental Authority or the commencement or pursuit of any action, suit or other proceeding against any Obligor, or the enforcement of any other rights or remedies against any Obligor under or with respect to all or any part of any other rights or remedies against any Obligor under or with respect to all or any part of any Indebtedness of such Obligor, whether by administrative proceeding, action at law, suit in equity, arbitration proceeding or any other similar proceeding (including, without limitation, the commencement or initiation of any Insolvency Proceeding against any Obligor, or the joining with any other creditor or creditors of any Obligor to commence or initiate any Insolvency Proceeding against such Obligor); or

(c) the exercise of any Secured Creditor Remedy.

Notwithstanding the foregoing, the following shall not constitute an “Enforcement Action” for purposes of this Agreement:

(i) the delivery of any notice of default, provided that such notice does not accelerate the maturity of all or any part of the Subordinated Obligations or otherwise exercise any Enforcement Action;

(ii) the acceleration of the Subordinated Obligations upon or following the acceleration of the Senior Obligations; and

(iii) the filing by a Subordinated Creditor of a proof of claim in an Insolvency Proceeding.

“Equipment” means all of each Obligor’s now owned or hereafter acquired right, title, and interest with respect to “equipment” as that term is defined in the Uniform Commercial Code, including machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

“Existing Subordinated Loan Agreement” has the meaning set forth in the recitals hereto.

“Financing Agreement” has the meaning set forth in the recitals hereto.

“Insolvency Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of an entity.

“Inventory” means all of each Obligor’s now owned or hereafter acquired right, title, and interest with respect to “inventory” as that term is defined in the Uniform Commercial Code, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by any Obligor as lessor, goods that are furnished by any Obligor under a contract of service, and raw materials, work in process, or materials used or consumed in any Obligor business.

“Investment Property” means all of Obligors’ now owned or hereafter acquired right, title and interest with respect to “investment property” as that term is defined in the Uniform Commercial Code, and any and all supporting obligations in respect thereof.

“Lenders” has the meaning set forth in the recitals hereto.

“Negotiable Collateral” means all of each Obligor’s now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

“Obligor” has the meaning set forth in the introductory paragraph hereto.

“Original Subordinated Loan Agreement” has the meaning set forth in the recitals hereto.

“Payment in Full” means the full payment in cash, in immediately available funds, of all the Senior Obligations (whether or not any of the Senior Obligations shall have been voided, disallowed or subordinated pursuant to any provision of the Bankruptcy Code, any applicable state fraudulent conveyance law, any other law in connection with an Insolvency Proceeding or otherwise) after (i) the termination of the Revolving Credit Commitments, (ii) (A)

the termination of all Letters of Credit and all Letter of Credit Guaranties or (B) the receipt by the Agent of cash collateral (or, if requested by an Obligor and if acceptable to the Agent in its sole discretion, a letter of credit issued for the account of the applicable Obligors and at the expense of the applicable Obligors, in form and substance satisfactory to the Agent, by an issuer acceptable to the Agent and payable to the Agent as beneficiary) in such amounts as the Agent determines are reasonably necessary to secure the Agent and the Lenders from loss, cost, damage or expense, including attorneys’ fees, costs and expenses, in connection with any issued and outstanding Letters of Credit and Letter of Credit Guaranties, and (iii) the receipt by the Agent of cash collateral (or, if requested by an Obligor and if acceptable to the Agent in its sole discretion, a letter of credit issued for the account of the applicable Obligors and at the expense of the applicable Obligors, in form and substance satisfactory to the Agent, by an issuer acceptable to the Agent and payable to the Agent as beneficiary) in such amounts as the Agent determines are reasonably necessary to secure the Agent and the Lenders from loss, cost, damage or expense, including attorneys’ fees, costs and expenses, in connection with any other contingent Obligations, including checks or other payments provisionally credited to the Obligations and/or as to which the Agent or any Lender has not yet received payment in full in cash. All Letters of Credit and Letter of Credit Guaranties shall be cash collateralized (or collateralized by such letter of credit) by an amount equal to one hundred four percent (104%) of the greatest amount for which the Letters of Credit and Letter of Credit Guaranties then existing may be drawn, plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of any such Letters of Credit and Letter of Credit Guaranties. The expressions “prior payment in full”, “payment in full”, “paid or satisfied in full” and “paid in full” (whether or not such expressions are capitalized) and other similar phrases shall have correlative meanings.

“Permitted Acceleration Event” means the occurrence of an “Event of Default” (as defined in the Subordinated Loan Agreement) by reason of the failure of Frederick’s to pay interest on the Tranche C Term Loan in a stated amount and on a stated date of payment thereof as set forth in the Subordinated Loan Agreement as in effect on the date hereof.

“Permitted Payments” has the meaning set forth in Section 3(a) hereof.

“Predecessor Subordinated Loan Creditors” has the meaning set forth in the recitals hereto.

“Preferred Equity Interest Payments-in-Kind” means shares of Series A 7.5% Convertible Preferred Stock of Group issued to the Subordinated Creditors as dividends on their Preferred Equity Interests.

“Preferred Equity Interests” means the shares of Series A 7.5% Convertible Preferred Stock of Group issued to the Subordinated Creditors pursuant to the Debt Conversion Agreement, dated January 28, 2008, by and among Group and the Subordinated Creditors and any Preferred Equity Interest Payments-in-Kind with respect thereto.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Obligor and the improvements thereto.

“Restated Certificate” means the Restated Certificate of Incorporation of Movie Star, Inc. filed with the New York Secretary of State on January 28, 2008.

“Restatement” has the meaning set forth in the recitals hereto.

“Secured Creditor Remedies” means any action by a Creditor in furtherance of the sale, foreclosure, realization upon, or the repossession or liquidation of any of the Collateral, including, without limitation: (i) the exercise of any remedies or rights of a “secured party” under Article 9 of the Uniform Commercial Code, such as, without limitation, the notification of account debtors; (ii) the exercise of any remedies or rights as a mortgagee or beneficiary (or by the trustee on behalf of the beneficiary), including, without limitation, the appointment of a receiver, or the commencement of any foreclosure proceedings or the exercise of any power of sale, including, without limitation, the placing of any advertisement for the sale of any Collateral; (iii) the exercise of any remedies available to a judgment creditor; (iv) the exercise of any rights of forfeiture, recession or repossession of any assets; (v) the exercise of any set-off rights, including, without limitation, any set-off rights for the collection of any amounts due in respect of any of the Senior Obligations or Subordinated Obligations; or (vi) any other remedy available in respect of the Collateral available to such Creditor under any Document to which it is a party or under applicable law, provided that Secured Creditor Remedies shall not include any action taken by a Creditor solely to (A) correct any mistake or ambiguity in any Documents or (B) remedy or cure any defect in or lapse of perfection of the lien of a Creditor in the Collateral.

“Senior Documents” means the Financing Agreement and the other Loan Documents, each as amended or otherwise modified from time to time.

“Senior Obligations” means all indebtedness, obligations and other liabilities of the Obligors or any Subsidiary of any Obligor, or any Loan Party, in favor of the Lender Group under the Senior Documents (including, without limitation, Bank Product Obligations), whether for principal, interest (including interest accruing subsequent to the filing of any petition initiating any Insolvency Proceeding, whether or not a claim for such interest is allowed in any such proceeding), guaranteed obligations, fees, premiums, indemnities, costs, expenses (including, without limitation, auditor, legal and other professional fees, costs and expenses), or otherwise, in each case whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint or several, secured or unsecured, matured or unmatured, monetary or nonmonetary, liquidated or unliquidated, acquired outright, conditionally or as collateral security from another, all other indebtedness and liabilities now or hereafter existing in favor of the Lender Group under the Senior Documents, and all extensions, renewals, refundings, replacements and modifications of any of the foregoing.

“Specific Collateral” has the meaning set forth in Section 14(a) hereof.

“Subordinated Agent” has the meaning set forth in the introductory paragraph hereto.

“Subordinated Creditor” has the meaning set forth in the introductory paragraph hereto.

“Subordinated Documents” means the Subordinated Loan Agreement, the agreements, instruments and documents described in Schedule II hereto, and all other agreements, instruments and documents hereafter executed by any Obligor or Subsidiary thereof evidencing, governing or securing or otherwise relating to any Subordinated Obligation.

“Subordinated Obligations” means all indebtedness, obligations and other liabilities of each Obligor, and any Subsidiary of an Obligor, in favor of a Subordinated Creditor, whether created directly or acquired by assignment or otherwise, all interest thereon and all fees, premiums, costs, expenses and other amounts payable in respect thereof, whether now existing or hereafter arising, direct or indirect, absolute or contingent, joint or several, secured or unsecured, matured or unmatured, monetary or nonmonetary, liquidated or unliquidated, acquired outright, conditionally or as collateral security from another, including, without limitation, all such indebtedness, obligations and other liabilities of each Obligor and its Subsidiaries under or in respect of (i) subrogation rights under any guaranty or any other rights to be subrogated to the rights of the holders of the Senior Obligations in respect of payments or distributions of assets of, or ownership interests in, the Obligors made on the Senior Obligations, (ii) the Subordinated Documents (including, without limitation, the Interest Rate Agreements referred to in the Subordinated Loan Agreement), (iii) any compensation, management fees or consulting fees payable by any Obligor to any Subordinated Creditor (other than fees payable to a member of the Board of Directors of Group to the extent expressly permitted by Section 7.02(i) of the Financing Agreement), (iv) any Capital Stock (or warrants, options or other rights for the purchase thereof) in any Obligor issued or sold to any Subordinated Creditor (including, without limitation the Preferred Equity Interests), whether by dividend, redemption, repurchase or otherwise, as provided under the organizational documents of any Obligor or under any other agreement, instrument or document, (v) the purchase, lease or license by any Obligor of property or services outside the ordinary course of business from any Subordinated Creditor or (vi) the sale of or option to sell any assets by any Subordinated Creditor to any Obligor.

“Tranche C Term Loan” has the meaning assigned to such term in the Subordinated Loan Agreement (as in effect on the date hereof).

“Uniform Commercial Code” means the Uniform Commercial Code as adopted in the State of New York, or in such other jurisdiction as governs the perfection of the liens and security interests in the Collateral for the purposes of the provisions hereof relating to such perfection or effect of perfection.

SECTION 2. Agreement to Subordinate.

(a) Each of the Subordinated Creditors and each Obligor (for itself and each of its Subsidiaries) agrees that (i) the Subordinated Obligations are and shall be junior and subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior Payment in Full of the Senior Obligations and (ii) all security interests and other liens on all or any part of the Collateral securing payment of any Subordinated Obligation or guaranty thereof are and shall be subordinate, to the fullest extent permitted by law and as hereinafter set forth, to the Agent’s Liens securing the Senior Obligations notwithstanding the perfection, order of perfection or failure to perfect, any such Agent’s Lien, or the filing or recording, order of filing or recording or failure to file or record this Agreement or any instrument or other document in any filing or recording office in any jurisdiction.

(b) Each of the Creditors shall be solely responsible for perfecting and maintaining the perfection of its Lien on any of the Collateral in which such party has been granted a lien or security interest. The provisions of this Agreement are intended solely to govern the respective priorities in the Collateral as among the Creditors.

SECTION 3. Restrictions on Payments and Actions. (a) No Subordinated Creditor will ask, demand, sue for, take or receive, directly or indirectly, from any Obligor, any Subsidiary of such Obligor or any other Loan Party, in cash or other property (other than Preferred Equity Interest Payments-in-Kind), by set-off, by realizing upon Collateral, by transfer or in any other manner, payment of, or security for, any or all of the Subordinated Obligations or otherwise exercise any Enforcement Action unless and until the Senior Obligations shall have been Paid in Full; provided, however, that so long as (A) no Default or Event of Default has then occurred and is continuing (both before and immediately after the making of such payment), (B) Availability under the Financing Agreement shall be at least $7,000,000 (both before and immediately after the making of such payment), and (C) the Agent shall have received at least five Business Days prior to such payment a certificate by the chief financial officer of Group, certifying that the conditions set forth in this proviso have been fully satisfied and demonstrating in reasonable detail the calculation of Availability at such time, the Subordinated Creditors may receive, and the Obligors may pay, (x) interest on the Tranche C Term Loan in the stated amounts and on the stated dates of payment thereof as set forth in the Subordinated Loan Agreement as in effect on the date hereof and (y) dividends on the Preferred Equity Interests accumulated pursuant to Section 1(a) of the Restated Certificate as in effect on the date hereof, at a rate not to exceed 7.5% per annum on the sum of the original issue price thereof and any accumulated and unpaid dividends thereon, provided such dividends have been declared by the Board of Directors of Group (the payments expressly permitted to be made under this Section 3(a) are hereinafter referred to collectively as the “Permitted Payments”).

(b) Notwithstanding anything to the contrary contained in paragraph (a) of this Section 3 or in any other Document, until all of the Senior Obligations have been Paid in Full, the Subordinated Creditors shall not accelerate the principal amount due on any of the Subordinated Obligations until at least 180 days after receipt by the Agent of the written declaration of the Subordinated Agent of the Permitted Acceleration Event giving rise to such acceleration (which shall describe in reasonable detail the “Event of Default” under the Subordinated Documents and the Permitted Acceleration Event), except that the Lenders acknowledge and agree that pursuant to Section 9.6 of the Subordinated Loan Agreement (as in effect on the date hereof), the Subordinated Obligations of the applicable Obligor under the Subordinated Documents will automatically become due and payable upon the occurrence of any of the Events of Default specified in Section 9.6 of the Subordinated Loan Agreement.

SECTION 4. Sale and Disposition of Collateral.

(a) If there shall exist either (i) an Event of Default or (ii) an “Event of Default,” event of default or other similar event under any Subordinated Document, the Agent shall retain the sole and exclusive right to exercise (A) the rights of a “secured party” in respect of the Collateral, whether under law, including, without limitation, the Bankruptcy Code, the Uniform Commercial Code, the Financing Agreement, any other Senior Document or any other agreement, instrument or other document relating to the Collateral or any of the foregoing or otherwise and (B) the rights of the mortgagee in respect of the Collateral under any mortgage or otherwise. Each Subordinated Creditor hereby agrees that any Collateral and all payments or distributions upon or with respect to any Collateral (including proceeds thereof) that are received by any Subordinated Creditor by reason of any Lien on all or any part of the Collateral shall be received in trust for the benefit of the Agent for the benefit of the Lender Group, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith turned over to the Agent in the same form received (with any necessary endorsement) to be applied (in the case of cash) to or held as Collateral (in the case of securities or other non-cash property) for the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been Paid in Full.

(b) In the event of (i) a taking or threatened taking by condemnation or other eminent domain of all or any portion of any Real Property (collectively, a “Taking”) or (ii) the occurrence of a fire or other casualty resulting in damage to all or any portion of any Collateral (collectively, a “Casualty”):

(i) each Subordinated Creditor hereby waives any right to participate or join in any adjustment, compromise, or settlement of any claims resulting from a Taking or a Casualty with respect to any Collateral until the Senior Obligations shall have been Paid in Full;

(ii) all proceeds received or to be received on account of a Taking and/or Casualty shall be applied in the manner or manners provided for in the Senior Documents until the Senior Obligations shall have been Paid in Full, whereupon such proceeds shall be paid to the Subordinated Creditors for application in accordance with the Subordinated Documents; and

(iii) each Subordinated Creditor agrees to execute and deliver any documents, instruments, agreements or further assurances reasonably required by the Agent to effectuate any of the foregoing.

(c) In the event the Agent consents to any sale, transfer or other disposition of any of the Collateral, or sells, transfers or otherwise disposes of any of the Collateral, in each case in connection with the enforcement of its rights as a secured party (whether prior to, during or after an Insolvency Proceeding), such sale, transfer or other disposition shall be effective to transfer such Collateral free of any Lien of any Subordinated Creditor in such Collateral and each Subordinated Creditor having any Lien on all or any part of the Collateral shall take such action and execute such documents as shall be necessary or the Agent shall reasonably request to effect the foregoing. The sole right of each Subordinated Creditor having any Lien on all or any part of the Collateral with respect to such Collateral so sold, transferred or otherwise disposed of by the Agent shall be to receive the proceeds thereof after the Payment in Full of all Senior Obligations. Each Subordinated Creditor hereby irrevocably appoints the Agent as such Subordinated Creditor’s attorney-in-fact and proxy, with full authority in the place and stead of such Subordinated Creditor and in the name of such Subordinated Creditor or otherwise, from time to time in the Agent’s discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Section 4(c).

(d) Each Subordinated Creditor having any Lien on all or any part of the Collateral acknowledges and agrees with the Agent that such Subordinated Creditor shall have no right whatsoever to require the Agent to consult with, or solicit the approval of, such Subordinated Creditor in connection with any sale, transfer or other disposition of any of the Collateral, including, without limitation, any such transaction during an Insolvency Proceeding; and each such Subordinated Creditor agrees to take no action to challenge, restrain or prevent the consummation of any such transaction.

(e) Notwithstanding any rights or remedies available to any Subordinated Creditor under any of the Subordinated Documents, applicable law or otherwise, prior to the time that the Agent and the Lenders shall have been Paid in Full, the Subordinated Creditors shall not, directly or indirectly, exercise any Secured Creditor Remedy or take any other Enforcement Action; provided, however, that if a Permitted Acceleration Event has occurred and is continuing, subject at all times to the last sentence of this subsection and Sections 2 and 5(b) of this Agreement, the Subordinated Creditors may, at least 180 days after receipt by the Agent of the written declaration of the Subordinated Agent of the Permitted Acceleration Event giving rise to such acceleration (which shall describe in reasonable detail the “Event of Default” under the Subordinated Documents and the Permitted Acceleration Event), take any Secured Creditor Remedy and any other Enforcement Action, but in the case of any Secured Creditor Remedy only so long as the Agent or the Lenders are not diligently pursuing in good faith the exercise of its or their Secured Creditor Remedies against, or diligently attempting to vacate any stay of enforcement of its or their liens on, any material portion of the Collateral, provided that, notwithstanding the foregoing, such 180 day period shall be tolled during such time as both the Agent and the Subordinated Creditors are stayed from enforcing their liens on any portion of the Collateral. In the event the Agent or any Lender has commenced any Secured Creditor Remedy on any material portion of the Collateral and is diligently pursuing such Secured Creditor Remedy, the Subordinated Creditors shall not take any action of a similar nature with respect to such Collateral. If any Subordinated Creditor shall attempt any Enforcement Action at a time when exercise by the Subordinated Creditors of the same shall be prohibited or restricted under this Agreement, any Obligor, the Agent or the Lenders may interpose as a defense or plea the making of this Agreement, and the Agent or the Lenders may intervene and interpose such defense in its or their name or in the name of any Obligor to restrain the enforcement thereof. Notwithstanding anything to the contrary contained in this Section 4(e), any payment or distribution of cash, assets or securities from any proceeds of the Collateral received by the Subordinated Creditors prior to all Senior Obligations being Paid in Full, shall be held by the Subordinated Creditors in trust for and immediately paid over to the Agent for application to the Senior Obligations until the Senior Obligations have been Paid in Full.

(f) This Section 4 shall not be construed in any way to limit or impair the right of (i) any Creditor to bid for and purchase any Collateral at any private or judicial foreclosure upon such Collateral initiated by any other Creditor, (ii) the Subordinated Creditors to join (but not control) any foreclosure or other judicial lien enforcement proceeding with respect to such Collateral initiated by the Agent or the Lenders thereon, so long as it does not delay or interfere with the exercise by the Agent or the Lenders of their rights and (iii) subject to the terms of this Agreement, the right of the Subordinated Creditors to receive payments from the proceeds of the collection, sale or other disposition of any Collateral after the Senior Obligations have been Paid in Full.

SECTION 5. Additional Provisions Concerning Subordination. Each of the Subordinated Creditors and each Obligor (for itself and each of its Subsidiaries) agrees as follows:

(a) In the event of any Insolvency Proceeding with respect to any Obligor, or any Subsidiary of such Obligor,

(i) any payment or distribution of any kind (whether in cash, securities or other property) which otherwise would be payable or deliverable upon or with respect to any of the Subordinated Obligations shall be paid or delivered directly to the Agent, for the benefit of the Lender Group, for application (in the case of cash) to, or as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been Paid in Full;

(ii) the Agent, for the benefit of the Lender Group, may, and is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Creditors or otherwise), but shall have no obligation, to, (A) demand, sue for, collect and receive every payment or distribution referred to in clause (i) of subsection (a) of this Section 5 and give acquittance therefor, and (B) if any Subordinated Creditor does not file a proper claim and proof of debt or other document or amendment thereof in respect of the Subordinated Obligations owing to such Subordinated Creditor in the form required in any Insolvency Proceeding prior to ten days before the expiration of the time to file such claim or other document or amendment thereof, file and prove all claims therefor and execute and deliver all documents in such Insolvency Proceeding in the name of such Subordinated Creditor or otherwise in respect of such claims as the Agent may reasonably determine to be necessary or appropriate to prevent the loss or forfeiture of such claims; and

(iii) each Subordinated Creditor will duly and promptly take such action as the Agent may request (A) to collect the Subordinated Obligations owing to such Subordinated Creditor for the account of the Agent and to file appropriate claims or proofs of claim with respect thereto, and (B) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations owing to such Subordinated Creditor.

(b) All payments or distributions upon or with respect to the Subordinated Obligations which are received by any Subordinated Creditor contrary to the provisions of this Agreement (including, without limitation, any proceeds of Collateral received by an Subordinated Creditor pursuant to any Enforcement Action permitted by Section 4(e)) shall be received in trust for the benefit of the Agent and the Lender Group, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Agent, for the benefit of the Lender Group, in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to or held as collateral (in the case of securities or other non-cash property) for the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been Paid in Full.

(c) The Agent is hereby authorized to demand specific performance of this Agreement at any time when any Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to such Subordinated Creditor whether or not any Obligor, or any Subsidiary of such Obligor, shall have complied with any of the provisions hereof applicable to such Obligor, and each Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

SECTION 6. Legend; Further Assurances.

(a) Each Obligor and each Subordinated Creditor will cause each Subordinated Document and any other agreement, instrument or document evidencing, governing and/or relating to any Subordinated Obligation (whether now existing or hereafter executed), except for officers’ certificates and similar documents, to be indorsed with the following legend:

“The indebtedness evidenced or secured by this instrument is subordinated to the prior payment in full of the Senior Obligations (as defined in the Amended and Restated Intercreditor and Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in, the Amended and Restated Intercreditor and Subordination Agreement, dated as of January 28, 2008 (as amended or otherwise modified from time to time, the “Subordination Agreement”), made by the Subordinated Creditors and Obligors referred to therein in favor of Wells Fargo Retail Finance II, LLC, as agent, all as referred to in such Subordination Agreement.”

(b) Each of the Subordinated Creditors and each Obligor will (i) mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement and (ii) in the case of any Subordinated Obligation owing to such Subordinated Creditor which is not evidenced by any instrument, upon the Agent’s request, cause such Subordinated Obligation to be evidenced by an appropriate instrument or instruments indorsed with the above legend. Each of the Subordinated Creditors and each Obligor will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and other documents, and take all further action, that may be necessary or, in the reasonable opinion of the Agent, desirable, or that the Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder.

(c) Each Subordinated Creditor will promptly deliver to the Agent a copy of each Subordinated Document which is executed and delivered by or in favor of such Subordinated Creditor after the Effective Date promptly after the execution and delivery thereof.

SECTION 7. Negative Covenants of the Subordinated Creditor. So long as the Senior Obligations have not been Paid in Full, each Subordinated Creditor agrees that such Subordinated Creditor will not, without the prior written consent of the Agent:

(a) ask, demand, sue for, take, accept or receive (directly or indirectly) any payment of principal or interest in respect of the Subordinated Debt, other than Permitted Payments;

(b) (i) cancel or otherwise discharge any Subordinated Obligation payable to such Subordinated Creditor or reduce the amount secured by, or release, any security interest or other lien securing any Subordinated Obligation payable to such Subordinated Creditor (except after the Senior Obligations have been Paid in Full), (ii) subordinate any Subordinated Obligation payable to such Subordinated Creditor to any indebtedness of any Obligor, or any Subsidiary of any Obligor, other than the Senior Obligations, (iii) obtain or otherwise receive the benefit of any Lien on any collateral securing any of the Subordinated Obligations payable to such Subordinated Creditor, or obtain or otherwise receive the benefit of any guaranty with respect to any of the Subordinated Obligations payable to such Subordinated Creditor, or (iv) subordinate any security interest or other lien securing any Subordinated Obligation payable to such Subordinated Creditor to any security interest or other lien in favor of any Person other than the Agent;

(c) sell, assign, pledge, encumber or otherwise dispose of any Subordinated Obligation payable to such Subordinated Creditor or any collateral securing any Subordinated Obligation payable to such Subordinated Creditor, unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to this Agreement;

(d) permit any Subordinated Document pertaining to any Subordinated Obligation payable to such Subordinated Creditor or the terms of any such Subordinated Obligation to be amended or otherwise modified in any respect;

(e) declare any or all of the Subordinated Obligations payable to such Subordinated Creditor due and payable prior to the date fixed therefor or otherwise take any Enforcement Action with respect to any Subordinated Obligation payable to such Subordinated Creditor except as otherwise expressly permitted by this Agreement; or

(f) commence, or join with any creditor other than the Agent or a Lender in commencing, any Insolvency Proceeding with respect to any Obligor, or any Subsidiary of any Obligor.

SECTION 8. Obligations Unconditional.

(a) All rights and interests of the Agent hereunder, and all agreements and obligations of each Subordinated Creditor, each Obligor and each Subsidiary of any Obligor, shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any Senior Document or any other agreement or instrument relating thereto, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Senior Obligations, or any other amendment or waiver of or any consent to departure from any

Senior Document, (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Senior Obligations or of the obligations of the Subordinated Creditors and the Obligors hereunder, the omission of or delay in which, but for the provisions of this Section 8, might constitute grounds for relieving a Subordinated Creditor or an Obligor of its obligations hereunder, (v) any requirement that the Agent protect, secure, perfect or insure any security interest or other lien or any property subject thereto or exhaust any right to take any action against an Obligor or any other Person or any Collateral, or (vi) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Obligor, or any Subsidiary of any Obligor, in respect of any of the Senior Obligations or a Subordinated Creditor or any Obligor, or any Subsidiary of such Obligor, in respect of this Agreement.

(b) This Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by a Lender or the Agent upon the commencement of an Insolvency Proceeding with respect to any Obligor or otherwise, all as though such payment had not been made.

SECTION 9. Waivers. Each of the Subordinated Creditors and each Obligor (for itself and its Subsidiaries) hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Senior Obligation by an Obligor, (iii) notice of any actions taken by any Lender, the L/C Issuer, the Agent or any Obligor under any Senior Document or any other agreement, instrument or document relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Senior Obligations or of the obligations of a Subordinated Creditor or any Obligor, and any Subsidiary of such Obligor, hereunder, the omission of or delay in which, but for the provisions of this Section 9, might constitute grounds for relieving a Subordinated Creditor or any Obligor, or any Subsidiary of such Obligor, of their obligations hereunder, (v) any right to compel the Agent or any Lender to marshall any of the Collateral or to seek payment from any particular assets of any Obligor or from any third party, or (vi) any requirement that any Lender, the L/C Issuer or the Agent protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right to take any action against an Obligor or any other Person or any Collateral.

SECTION 10. Subrogation. No payment or distribution to the Agent pursuant to the provisions of this Agreement shall entitle any Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Senior Obligations shall have been Paid in Full. After all Senior Obligations shall have been Paid in Full, each Subordinated Creditor shall be, to the extent permitted by applicable law, subrogated to the rights of the Agent and the Lenders to thereafter receive payments or distributions of cash, property or securities payable or distributable on account of the Subordinated Obligations, to the extent of all payments and distributions paid over to or for the benefit of the Agent and the Lenders by such Subordinated Creditors pursuant to this Agreement.

SECTION 11. Representations and Warranties.

(a) Obligors. Each Obligor hereby represents and warrants as follows:

(i) The aggregate principal amount of the Subordinated Obligations that are payable to each Subordinated Creditor currently outstanding is set forth in Schedule II hereto.

(ii) Each Subordinated Document constitutes the legal, valid and binding obligation of each Obligor, enforceable against such Obligor in accordance with its terms.

(iii) Schedule II hereto contains a complete and correct description of all instruments, agreements and other writings evidencing, governing, guaranteeing or securing any Subordinated Obligation, and true and complete copies thereof (including any amendments or other modifications thereto) have been delivered to the Agent prior to the Effective Date.

(iv) Except for the Subordinated Obligations described in Schedule II hereto, there are no Subordinated Obligations of any Obligor to any Subordinated Creditor. Except for the Subordinated Documents described in Schedule II hereto, there are no instruments, agreements or other arrangements, written or oral, in respect of the Subordinated Obligations.

(v) The Lenders have received a true, correct and complete copy of each agreement, instrument and document described in Schedule II hereto

(b) Subordinated Creditors. Each Subordinated Creditor hereby represents and warrants as follows:

(i) The aggregate principal amount of the Subordinated Obligations that are payable to such Subordinated Creditor currently outstanding is set forth in Schedule II hereto.

(ii) Schedule II hereto contains a complete and correct description of all instruments, agreements and other writings evidencing, governing, guaranteeing or securing any Subordinated Obligation, and true and complete copies thereof (including any amendments or other modifications thereto) have been delivered to the Agent prior to the Effective Date.

(iii) All of the Subordinated Obligations payable to such Subordinated Creditor are owned by such Subordinated Creditor free and clear of any Lien arising by, through or under such Subordinated Creditor.

(c) Creditors. Each of the Agent and the Subordinated Creditors hereby represents and warrants as follows:

(i) Such Creditor is an organization validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to execute, deliver and perform this Agreement.

(ii) The execution, delivery and performance by such Creditor of this Agreement have been duly authorized by all necessary action on the part of such Creditor, and do not and will not contravene any of its organizational documents or any treaty, statute, law or regulation or any contractual restriction binding on or affecting such Creditor.

(iii) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required for the due execution, delivery and performance by such Creditor of this Agreement.

(iv) This Agreement constitutes the legal, valid and binding obligation of such Creditor, enforceable against such Creditor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

SECTION 12. Expenses. The Subordinated Creditors and the Obligors agree, jointly and severally, to pay upon demand to the Agent the amount of any and all costs and expenses, including the fees and expenses of counsel for the Agent, which the Agent may incur in connection with the exercise or enforcement of any of the rights or interests of the Agent hereunder.

SECTION 13. Notices. All notices and other communications provided for hereunder or otherwise relating to this Agreement shall be in writing and shall be mailed, telecopied or delivered, if to a Subordinated Creditor, at Fursa Alternative Strategies LLC, 444 Merrick Road, Lynbrook, NY 11563, Attention: Patrick Brennan; if to an Obligor, to it at its address set forth in or pursuant to the Financing Agreement; if to the Agent, to it at its address set forth in or pursuant to the Financing Agreement; or as to any such Person at such other address as shall be designated by such Person in a written notice to each such other Person complying as to delivery with the terms of this Section 13. All notices and communications sent in accordance with this Section 13 shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery.

SECTION 14. Collateral.

(a) Priority of Liens. Each Subordinated Creditor hereby confirms that regardless of the relative times of attachment or perfection thereof, and regardless of anything in any Subordinated Document or any Senior Document to the contrary, any security interests or liens granted from time to time to the Agent in the Collateral as security for the Senior Obligations shall in all respects be first and senior security interests and liens, superior to any security interests or liens at any time granted to such Subordinated Creditor in the Collateral as security for the Subordinated Obligations. The priorities specified herein are applicable irrespective of the time or order of attachment or perfection of security interests or the time or order of filing of financing statements. Each Subordinated Creditor agrees not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding, subordinating or contesting in any judicial or other proceeding, including, without limitation, any Insolvency Proceeding involving any Obligor or other Person, the priority, validity, extent, perfection or enforceability of any Lien held by the Agent or any

Lender in all or any part of the Collateral. The Agent hereby acknowledges, for purposes of Section 9-611 of the Uniform Commercial Code, the receipt of notification of the junior security interest of the Subordinated Creditors in property of the Obligors described in the Subordinated Documents with respect to the Subordinated Obligations as such Subordinated Documents are described in Schedule II hereto (the “Specific Collateral”) granted as security for the Subordinated Obligations. The Agent acknowledges for purposes of the Uniform Commercial Code that the Agent and other Creditors may from time to time hold a possessory security interest in the Specific Collateral, and that such property shall also be held on behalf of and for the benefit of the Subordinated Creditors, but without imposing any other obligations or responsibilities whatsoever on the Agent. Notwithstanding the foregoing, (i) if any Subordinated Creditor has possession of any of the Collateral prior to the date the Senior Obligations have been Paid in Full, such Subordinated Creditor shall hold such Collateral in trust and shall immediately deliver such Collateral to the Agent, and (ii) the Agent agrees that at such time as the Senior Obligations have been Paid in Full and any of the Specific Collateral is released from the Agent’s Lien, any instrument evidencing the same shall be delivered to the Subordinated Agent, to be held as security for the Subordinated Obligations. In addition, if, after the Agent exercises its rights with respect to the Specific Collateral and the Senior Obligations shall have been Paid in Full, a surplus remains that would otherwise be paid to an Obligor, unless the Agent shall be directed otherwise by a court or by the Subordinated Agent, the Agent shall deliver such surplus to the Subordinated Agent.

(b) Agent’s Discretion. In foreclosing or realizing on the Agent’s Lien on any of the Collateral, the Agent may proceed in any manner (either individually or collectively with any other remedies available to it) which the Agent, in its sole and absolute discretion, shall choose, even though a higher price might have been realized if the Agent had proceeded to foreclose or realize on its security interests and/or liens in another manner, provided that any such sale or other disposition of the Collateral by the Agent shall be commercially reasonable. The Agent and the Lenders hereby reserve the right, in their sole and absolute discretion (and without in any way diminishing or altering its rights hereunder or the subordination provisions contained herein), to modify, amend, waive or release any of the terms of the Financing Agreement and other Senior Documents and any other agreement, instrument and other document relating to any of the foregoing or the Obligations and to exercise or refrain from exercising any powers or rights which it may have thereunder. Except as set forth in Section 14(e), nothing herein shall be deemed to obligate the Agent to foreclose or realize or take any action whatsoever with respect to any of the Collateral.

(c) No Liability. Subject to Section 14(e), the Agent shall have no liability whatsoever to any Subordinated Creditor in respect of any of the Collateral, and each Subordinated Creditor hereby waives and releases the Agent from any liability whatsoever that might otherwise arise in connection herewith or any of the Collateral. Without limiting the foregoing, each of the Agent and its officers, members, directors, employees and agents (i) shall have no duties or responsibilities whatsoever with respect to any Subordinated Creditor, (ii) shall not be responsible to any Subordinated Creditor for any recitals, statements, representations or warranties contained in any agreement between or among any Subordinated Creditor, any Obligor or any third party, (iii) shall not be responsible to any party for any recitals, statements, representations or warranties contained in any agreement relating to the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement or of any other agreement, instrument or document purporting to grant the Agent or any Subordinated Creditor any rights in or to, or to perfect any security interest in, any of the Collateral, (iv) shall not be required to initiate or conduct any litigation, collection proceedings or any other proceedings whatsoever with respect to any of the Collateral, and (v) shall have no duty to collect any sums due in respect of any of the Collateral or to protect or preserve rights pertaining thereto.

(d) Release of Collateral. Without limiting any of the rights (including any of the foreclosure rights) of the Agent and the Lenders under any of the Senior Documents or under the provisions of any applicable law, if, at the request of any Obligor or any Subsidiary of any Obligor in connection with a sale by any Obligor or any Subsidiary of any Obligor or its equity holders of any of the properties and assets or ownership interests of such Obligor or Subsidiary, the Agent, on behalf of the Lender Group, releases or discharges any Lien on any Collateral that is subject to a Lien in favor of a Subordinated Creditor, such Collateral shall thereupon be deemed to have been released, automatically and immediately (simultaneously therewith and with such sale of Collateral) from all Liens in favor of any Subordinated Creditor, and each of the affected Subordinated Creditors shall be deemed to have absolutely, irrevocably and unconditionally consented to such sale; provided, however, that the proceeds of any such sale shall be applied, first, in accordance with the Financing Agreement until the Senior Obligations shall have been Paid in Full, with the balance, if any, to be applied to the holder of any Lien on such item of Collateral. Each of the Subordinated Creditors further agrees that, not more than two Business Days following written request by the Agent therefor, it will execute, deliver and file, at its expense, any and all such termination statements, lien releases, mortgage discharges and other agreements and instruments as the Agent or the Required Lenders reasonably deem(s) necessary or appropriate in order to give effect to the preceding sentence and hereby irrevocably authorizes the Agent or the Required Lenders, as applicable, to file and record the same upon a sale and release of such Collateral under this Section 14. Each of the Subordinated Creditors hereby irrevocably appoints the Agent as such Person’s attorney-in-fact and proxy, with full authority in the place and stead of such Subordinated Creditor and in the name of such Subordinated Creditor or otherwise, from time to time in the Agent’s discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement.

(e) Commercially Reasonable Standard. Anything contained in this Agreement to the contrary notwithstanding, to the extent required by Section 9-610(b) of the Uniform Commercial Code, every aspect of a disposition of Collateral including the method, manner, time, place, and other terms, must be commercially reasonable.

SECTION 15. Bankruptcy Issues.

(a) Except as provided in this Section 15, this Agreement shall continue in full force and effect after the commencement of an Insolvency Proceeding (all references herein to Obligors being deemed to apply to Obligors as debtor-in-possession and to a trustee for Obligors’ estates in a Bankruptcy Case), and shall apply with full force and effect with respect to all Collateral acquired by such Obligors, and to all Indebtedness incurred by Obligors and owing to any Lender, subsequent to such commencement.

(b) If any Obligor shall become subject to a Bankruptcy Case, and if the Agent and the Lenders shall desire to permit the use of cash collateral or to provide post-petition financing to such Obligor, the Subordinated Creditors agrees as follows: (i) adequate notice to the Subordinated Creditors shall be deemed to have been provided for such use of cash collateral or post-petition financing if the Subordinated Creditors receive notice thereof at least five (5) Business Days prior to any hearing on a request to approve such use of cash collateral or post-petition financing; and (ii) no objection will be raised by the Subordinated Creditors to any such use of cash collateral or such post-petition financing by the Agent and the Subordinated Creditors, on the grounds of a failure to provide adequate protection for the junior liens and security interests of the Subordinated Creditors in the Collateral, provided that (A) in the case of any post-petition financing, the interest rate, fees, advance rates, lending sublimits and limits and other terms are commercially reasonable under the circumstances, and (B) the Subordinated Creditors are granted the same liens and security interests on the post-petition Collateral that may be granted to or for the benefit of the Agent and the Lenders, junior only to the liens or security interests of the Agent and the Lenders therein.

(c) In the event of any Insolvency Proceeding with respect to an Obligor, unless the Agent shall consent in writing, (i) if the Agent shall consent to any use, sale or lease of any Collateral (pursuant to Section 363(f) of the Bankruptcy Code or otherwise), each Subordinated Creditor having a Lien on all or any part of the Collateral, (A) shall not object to such use, sale or lease of such Collateral, (B) shall be deemed to have consented to such use, sale or lease of such Collateral, and (C) shall (promptly after the written request of the Agent) consent in writing to such use, sale or lease of such Collateral, (ii) no Subordinated Creditor shall seek relief from the automatic stay imposed pursuant to Section 362 of the Bankruptcy Code in order to exercise any rights or remedies in respect of any of the Collateral, (iii) no Subordinated Creditor shall object to or otherwise file any motion seeking to prevent the Agent from obtaining relief from the automatic stay imposed pursuant to Section 362 of the Bankruptcy Code in order to exercise any rights or remedies in respect of any of the Collateral, and (iv) no Subordinated Creditor shall assert any right to require adequate protection of its interest in any Collateral to the extent that an Obligor, as a debtor under the Bankruptcy Code, seeks to subject any of the Collateral to a security interest to secure Indebtedness.

SECTION 16. Miscellaneous.

(a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by each Subordinated Creditor, the Obligors and the Agent, and no waiver of any provision of this Agreement, and no consent to any departure therefrom, shall be effective unless it is in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall (i) be binding on the Creditors and the Obligors, and any Subsidiaries of any Obligor, and their respective successors and assigns, (ii) inure, together with all rights and remedies of the Agent hereunder, to the benefit of the Agent, any Person appointed as successor Agent in accordance with the terms of the Financing Agreement and the Lenders, and (iii) inure, together with all rights and remedies of the Subordinated Agent hereunder, to the benefit of the Subordinated Agent, any Person appointed as successor Subordinated Agent in accordance with the terms of the Subordinated Loan Agreement and the Subordinated Creditors. The Agent may assign or otherwise transfer its rights under any Senior Document (including this Agreement), to any other Person appointed as successor Agent in accordance with the terms of the Financing Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Agent therein or otherwise. The Subordinated Agent may assign or otherwise transfer its rights under any Subordinated Document (including this Agreement), to any other Person appointed as successor Subordinated Agent in accordance with the terms of the Subordinated Loan Agreement, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Subordinated Agent therein or otherwise. None of the rights or obligations of any Obligor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent except as expressly otherwise provided herein.

(e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(f) Each Subordinated Creditor and each Obligor (on behalf of itself and each of its Subsidiaries) hereby irrevocably and unconditionally:

(i) Submits for such Person and the property of such Person in any action, suit or proceeding relating to this Agreement or any other Senior Document to which such Person is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Supreme Court for New York County in the State of New York, the United States District Court for the Southern District of New York, and appellate courts thereof;

(ii) Agrees that any such action, suit or proceeding may be brought in such courts and waives any objection that such Person may now or hereafter have to the venue of any such action, suit or proceeding in any such court or that such action, suit or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) Irrevocably consents to the service of any and all process in any such action, suit or proceeding by the mailing of copies by registered or certified mail (or any substantially similar form of mail), postage prepaid, of such process to such Person at its address specified in Section 13 hereof (it being expressly understood and agreed that any final judgment in any such action, suit or proceeding referred to in clause (i) above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law);

(iv) Agrees that nothing herein shall affect the right of the Agent to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) To the extent that such Person has or hereafter may acquire any immunity from jurisdiction of any court from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or any of its property, such Person hereby irrevocably and unconditionally waives such immunity in respect of its obligations under this Agreement and the other Senior Documents.

(g) EACH SUBORDINATED CREDITOR, EACH OBLIGOR, EACH SUBSIDIARY OF AN OBLIGOR AND THE AGENT (BY ITS ACCEPTANCE OF THIS AGREEMENT) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT, ANY SENIOR DOCUMENT OR ANY AMENDMENT, MODIFICATION OR OTHER DOCUMENT NOW OR HEREAFTER DELIVERED IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

AGENT:

WELLS FARGO RETAIL FINANCE II, LLC as Agent
By:	/s/ Jennifer Cann
Name: Jennifer Cann
Title: Senior Vice President

OBLIGORS:

FOH HOLDINGS, INC.
By:	/s/ Gary Marcotte
Name: Gary Marcotte
Title: Chief Operating Officer

FREDERICK’S OF HOLLYWOOD GROUP INC.
By:	/s/ Thomas Rende
Name: Thomas Rende
Title: Chief Financial Officer

FREDERICK’S OF HOLLYWOOD, INC.
By:	/s/ Gary Marcotte
Name: Gary Marcotte
Title: Chief Operating Officer

FREDERICK’S OF HOLLYWOOD STORES, INC.
By:	/s/ Gary Marcotte
Name: Gary Marcotte
Title: Chief Operating Officer

HOLLYWOOD MAIL ORDER LLC
By:	/s/ Gary Marcotte
Name: Gary Marcotte
Title: Chief Operating Officer

SUBORDINATED CREDITORS:

FURSA CAPITAL PARTNERS LP
By:	/s/ Patrick Brennan
Name: Patrick Brennan
Title: Chief Administrative Officer

FURSA MASTER REDISCOVERED OPPORTUNITIES FUND L.P.
By:	/s/ Patrick Brennan
Name: Patrick Brennan
Title: Chief Administrative Officer

BLACKFRIARS MASTER VEHICLE LLC – SERIES 2
By:	/s/ Patrick Brennan
Name: Patrick Brennan
Title: Chief Administrative Officer

FURSA MASTER GLOBAL EVENT DRIVEN FUND LP
By:	/s/ Patrick Brennan
Name: Patrick Brennan
Title: Chief Administrative Officer

SUBORDINATED AGENT:

FURSA ALTERNATIVE STRATEGIES LLC
By:	/s/ Patrick Brennan
Name: Patrick Brennan
Title: Chief Administrative Officer

SCHEDULE I

Subsidiaries of Group

FOH Holdings, Inc.

Frederick’s of Hollywood, Inc.

Frederick’s of Hollywood Stores, Inc.

Hollywood Mail Order LLC

Fredericks.com, Inc.

SCHEDULE II

Tranche C Note Principal Balance

$12,185,542.51 as of January 28, 2008

Documents relating to Security Interest of Amended and Restated Tranche A/B and Tranche C Term Loan Agreement

1. General Security Agreement dated as of January 7, 2003, among FOH Holdings, Inc., Frederick’s of Hollywood, Inc., the subsidiaries of Frederick’s of Hollywood, Inc. listed therein and Credit Agricole Indosuez, as Agent.

2. Security Pledge Agreement dated as of January 7, 2003, among FOH Holdings, Inc., Frederick’s of Hollywood, Inc., the subsidiaries of Frederick’s of Hollywood, Inc. listed therein and Credit Agricole Indosuez, as Agentl

3. Intellectual Property Security Agreement dated as of January 7, 2003, among FOH Holdings, Inc., Frederick’s of Hollywood, Inc., the subsidiaries of Frederick’s of Hollywood, Inc. listed therein and Credit Agricole Indosuez, as Agent.

4. Collateral Assignment of Trademarks to Credit Agricole Indosuez, as Agent

5. Collateral Assignment of Copyrights to Credit Agricole Indosuez, as Agent

6. Joinder dated as of January 28, 2008, among Frederick’s of Hollywood Group, Inc. and Fursa Alternative Strategies, Inc.

7. UCC-1 Financing Statements with respect to the Tranche A/B and Tranche C Term Loan Agreement which name the following parties as debtors:

Frederick’s of Hollywood Group, Inc.

Frederick’s of Hollywood, Inc.

Frederick’s of Hollywood Stores, Inc.

Frederick’s.com, Inc.

Hollywood Mail Order, LLC